FOR IMMEDIATE RELEASE

                                                               INVESTOR CONTACT:
                                                             Thomas W. Eberhardt
                                                   Director, Treasury Operations
                                                                  (847) 374-1949

                                                                  MEDIA CONTACT:
                                                               Kevin R. Petschow
                                              Director, Corporate Communications
                                                                  (847) 374-1964



              APAC REPORTS THIRD QUARTER NET REVENUE AND EARNINGS

     (DEERFIELD, Ill., Oct. 21, 1997) -- APAC TeleServices, Inc. (NASDAQ Symbol "APAC"), a leading provider of outsourced customer service and sales, today reported financial results for its third quarter of fiscal 1997.

     APAC announced net revenue of $79.8 million for the 13 weeks ended Sept. 28, 1997, up 5.9% from $75.4 million in the same period a year ago. Despite an increase in net revenue, net income decreased from $8.6 million for the third quarter of 1996 to $2.0 million for the third quarter of 1997. Earnings per share for the 1997 third quarter amounted to $0.04 as compared to $0.18 in the same quarter last year.

     The effects of a labor strike within a large APAC client, tactical marketing changes by other clients, and charges associated with the acquisition of Paragren Technologies, Inc. accounted for the reduction in net income in the
third quarter of 1997.   The acquisition-related write-off of Paragren in-
process research and development costs were approximately $600,000, and the amortization of other purchase consideration for the portion of the quarter following the acquisition amounted to approximately $800,000, totaling $1.4 million, or $0.03 per share for the quarter.

     For the 39 weeks ended Sept. 28, 1997, APAC reported net revenue of $261.7 million, an increase of 38.8% over the prior year's net revenue of $188.6 million for the same period. Net income for the 39 weeks ended Sept. 28, 1997 was $19.1 million as compared to $20.5 million for the same period in 1996. Earnings per share for the 39 weeks ended Sept. 28, 1997 were $0.40 compared to $0.43 for the same period in 1996.

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                                             APAC REPORTS THIRD QUARTER EARNINGS
                                                                          PAGE 2

     "As we have absorbed the tremendous growth in 1996 and 1997, we have emerged with a very strong track record of service, quality and results," said Theodore G. Schwartz, APAC's chairman and CEO. "Superior performance is a key differentiator in the marketplace for growth among existing and new clients."

     Schwartz continued, "We have made significant investments in technology in addition to our acquisition of Paragren. These investments will further fuel our success, enhance our leadership position and deliver added value to our clients' businesses."

     In August, APAC acquired Paragren Technologies, Inc., specialists in software-based consumer marketing to optimize customer relationships. Paragren's software enables marketing professionals to perform on-line exploratory analysis, descriptive and predictive modeling, promotion planning, detailed customer segmentation, and campaign execution and evaluation. The company is located in Reston, Va.

     Separately, APAC said today it has entered into a five-year agreement to provide a leading telecommunications company with inbound customer service to its existing customers. Initially, the company is expected to service this client in two of APAC's newer customer contact centers.

     APAC TeleServices, Inc., headquartered in the Chicago suburb of Deerfield, Ill., is ranked as the nation's largest provider of inbound and third largest provider of outbound teleservices. APAC optimizes the value of its clients' customer relationships by improving customer service, increasing sales, leveraging technology and managing change for corporate growth. The company operates 69 customer contact centers and has more than 14,000 employees in 14 states. APAC's Web site address is www.apacteleservices.com.

Statements contained herein regarding APAC's expected growth, prospective business opportunities and future expansion plans are forward-looking statements that involve substantial risks and uncertainties. In accordance with the Private Securities Litigation Reform Act of 1995, following are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements: There can be no assurance that APAC will be able to maintain or accelerate its growth rate, effectively manage its rapid growth or maintain its profitability. There also can be no assurance that APAC can build out facilities in a timely and economic manner. In the future, APAC may experience excess peak period capacity when it opens a new customer contact center or terminates or completes a large client program. APAC's agreements with its clients generally do not ensure that APAC will generate a specific level of net revenue, do not designate APAC as the client's exclusive service provider, and are terminable by the client on relatively short notice. In addition, the amount of net revenue APAC generates from a particular client generally is dependent upon customers' interest in, and use of, the client's products or services. Readers are encouraged to review the section captioned "Information Regarding Forward-Looking Statements" on Form 10-K in APAC's Annual Report for the year ended Dec. 29, 1996, which describes other important factors that may impact APAC's business, results of operations and financial condition.

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                                             APAC REPORTS THIRD QUARTER EARNINGS
                                                                          PAGE 3



                       APAC TELESERVICES, INC. AND SUBSIDIARIES
                         CONSOLIDATED STATEMENTS OF INCOME

                       (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)



                                                                               THIRTEEN WEEKS ENDED

                                                                            SEPT. 28,                    SEPT. 29,
                                                                              1997                         1996

                                                                           (UNAUDITED)

        Net revenue                                                          $79,841                      $75,361

        Operating expenses:
            Cost of services                                                  64,000                       52,372
            Selling, general and
                administrative expenses                                       11,970                        8,979

        Total operating expenses                                              75,970                       61,351

        Income from operations                                                 3,871                       14,010
        Interest income (expense), net                                         (349)                         (39)

        Income before income taxes                                             3,522                       13,971
        Provision for income taxes                                             1,504                        5,351

        Net income                                                            $2,018                       $8,620



        Net income per share                                                   $0.04                        $0.18



        Weighted average number of
            shares outstanding                                                48,810                       48,116





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                                             APAC REPORTS THIRD QUARTER EARNINGS
                                                                          PAGE 4



                       APAC TELESERVICES, INC. AND SUBSIDIARIES
                         CONSOLIDATED STATEMENTS OF INCOME

                       (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)


                                                                               THIRTY-NINE WEEKS ENDED

                                                                           SEPT.  28,                   SEPT. 29,
                                                                              1997                         1996

                                                                           (UNAUDITED)

        Net revenue                                                         $261,745                     $188,604

        Operating expenses:
            Cost of services                                                 195,399                      132,547
            Selling, general and
                administrative expenses                                       34,276                       22,762

        Total operating expenses                                             229,675                      155,309

        Income from operations                                                32,070                       33,295
        Interest income (expense), net                                         (987)                          240

        Income before income taxes                                            31,083                       33,535
        Provision for income taxes                                            11,979                       13,079

        Net income                                                           $19,104                      $20,456



        Net income per share                                                   $0.40                        $0.43



        Weighted average number of
            shares outstanding                                                48,193                       47,815






                                    - END -